UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 19, 2011

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, City Holding Company and City National Bank of West Virginia amended the Employment Agreements dated as of July 25, 2007 with Charles R. Hageboeck  and Craig G. Stilwell (the “Employment Agreements”).  The amendments to the Employment Agreements eliminated the specific incentive compensation provisions and provided that incentive payments will be based on incentive compensation plans approved by the Boards of Directors of City Holding Company and City National Bank each year.  The amendments also contained conforming changes to eliminate the references to the specific incentive compensation plans.

The foregoing descriptions of the amendment to Mr. Hageboeck’s Employment Agreement and Mr. Stilwell’s Employment Agreement do not purport to be complete and are subject to, and are qualified in, their entireties by, reference to the full and complete terms of those agreements that are attached hereto as Exhibits 10(n) and 10(o), respectively, to this Current Report on Form 8-K, and which are incorporated into this Item 5.02 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits

10(n)	Amendment to Employment Agreement dated December 19, 2011, by and among City Holding Company, City National Bank of West Virginia and Charles R. Hageboeck.
10(o)	Amendment to Employment Agreement dated December 19, 2011, by and among City Holding Company, City National Bank of West Virginia and Craig G. Stilwell.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: December 21, 2011	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer